UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2008

Brainstorm Cell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61610	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 East 59 th Street
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 557-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 28, 2008, Brainstorm Cell Therapeutics Inc. (the “Company”) engaged Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, (“Deloitte”) as its independent registered public accounting firm, commencing with the review of the Company’s financial statements to be included in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2008. This action, which was approved by the Company’s Audit Committee, dismisses Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, (“Kost”), as the Company’s independent registered public accounting firm for the remainder of the fiscal year ending December 31, 2008.

Except as noted in the paragraph immediately below, Kost’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The reports of Kost on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2007 and 2006, contained an explanatory paragraph which noted its substantial doubt about the Company's ability to continue to operate as a going concern by (i) the fact that the Company has incurred operating losses and has a negative cash flow from operating activities and has a working capital deficiency and (ii) the uncertainty which may result from one of the Company’s research and development license agreements. The reports also noted that the Company’s financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

During the Company’s fiscal years ended December 31, 2007 and 2006 and through the current date, there were no disagreements between the Company and Kost on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Kost’s satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company’s consolidated financial statements for the relevant year.

Except as noted in the paragraph immediately below, during the Company’s fiscal years ended December 31, 2007 and 2006 and through the current date there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

As disclosed in the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2007, a material weakness was identified, as the Company did not maintain effective controls over certain aspects of the financial reporting process because it lacked a sufficient complement of personnel with a level of accounting expertise and an adequate supervisory review structure that is commensurate with the Company’s financial reporting requirements. Specifically, the Company’s Chief Financial Officer handles certain accounting issues of the Company alone as there is no one in the Company’s accounting and finance departments who is qualified to assist him.

During the Company’s fiscal years ended December 31, 2007 and 2006 and through the current date, neither the Company, nor anyone on behalf of the Company, consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Deloitte to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Kost with a copy of the foregoing statements and requested that Kost furnish the Company a letter addressed to the Securities and Exchange Commission stating whether or not Kost agrees with the above statements.  A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) The exhibit listed in the Exhibit Index immediately preceding such exhibit is filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2008	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Rami Efrati Rami Efrati
Chief Executive Officer

Exhibit No.	Description
16.1	Letter from Kost Forer Gabbay & Kasierer to the Securities and Exchange Commission dated April 30, 2008 regarding change in certifying accountant of the Registrant.